10.2   Loan Agreement Between the Company and our President

                       LOAN  AGREEMENT

This Agreement is made and dated as of November 1, 2008.

Between: Pana-Minerales S.A (the “Company”) Primera Calle El Carmen, EDF. PH Villa Medici, Apt. 28, Torre C, Panama, Rep. of Panama

       And:   Hector Francisco Vasquez Davis (the “Lender”) of Primera Calle El Carmen
      EDF. PH Villa Medici, Apt. 28, Torre C, Panama,  Rep. of Panama B.

WHERAS:

A.	The Lender is the sole stockholder and President of the Company and has provided the Company with working capital, in the form of cash advances, from time to time prior to the date hereof;
B.	The Lender has agreed to provide additional cash advances to the Company;
C.	The Lender recognizes that the Company is in the early stages of its development and may not be in a position to repay these cash advances for some time, if ever;
D.	The parties wish to formalize agreement between them concerning these past and future cash advances,

Now therefore in consideration of the premises and the mutual covenants and agreements between the parties, the parties hereto herby agree as follows:

1.
In order to provide working capital to the Company, the President agrees to make cash advances totalling $40,000 (the Loan Amount”) to the Company, $12,898 of which has been advanced to date and the balance of which will be advanced to the Company on an ‘as needed basis,  or before August 31, 2009.

2.	The Company acknowledges receipt of $12,898 in cash advances, on account of the Loan Amount, from the President as of the date hereof.

3.
The parties agree that the Loan Amount will not bear interest and has no fixed terms of repayment provided that the President may make demand for repayment of the Loan Amount, or so much of it as may then have been advanced to the Company at the time demand is made, at any time hereafter, by written notice to the Company delivered to the address set forth above.

4.	This Agreement shall be binding upon the parties hereto and the heirs, executors administrators and assigns of the Lender and the successors and assigns of the Company.

In witness whereof the parties hereto have hereunto affixed their respective hands and seals, or corporate seals, as the case may be, as of the day and year first above written.

Pana-Minerales S.A.

By:           HECTOR FRANCISCO DAVIS
         Hector Francisco Vasquez Davis
             President and Director

The Lender

Signed:  HECTOR FRANCISCO DAVIS
 Hector Francisco Vasquez Davis